Exhibit 99.1

December 13, 2013

The Board of Directors of Double Eagle Petroleum Co.

c/o Double Eagle Petroleum Co.

1675 Broadway, Suite 2200

Denver, Colorado 80202

Gentlemen:

I hereby resign as a member of the board of directors (the “Board”) of the Double Eagle Petroleum Co. (the “Company”), effective immediately, and agree to return any cash or stock compensation paid, or waive any cash or stock compensation payable, to me by the Company in connection with my services as a member of the Board. My resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Very truly yours,

/s/ John Schaeffer

John Schaeffer